Exhibit 10.1
Exhibit A — Participation
Plan Year 2011
(Participating employees and their participant categories should be listed at the beginning of each year and adjusted for changes in participation throughout the year.)
Category 1 — Marcie A. Barber — President and Chief Executive Officer
Category 2 — JoAnn McMinn — CFO, SVP
Category 3 — Pamela Eberman — SVP-Human Resource Manager
Donna Holmes — SVP — Credit Division Manager
Steven Kramm — SVP-Operations/Technology Division Manager
Corbett Monica — SVP-Loan Division Manager
Donald Shawley — SVP-Trust and Investment Management Division
Patricia Yearick — SVP-Community Banking Division

Juniata Valley Financial Corp
Executive Annual Incentive Plan
Exhibit B — Bank Performance Factors and Award Schedule
Plan Year 2011
Category 1 — CEO Position
Goals
Performance Measures
(Basic) Earnings Per Share (75%)

Threshold	Target	Maximum
$1.09	$1.15	$1.27
Return on Average Equity (25%)

Threshold	Target	Maximum
9.15%	9.63%	10.59%
Awards
(% of Base Pay)

Threshold	Target	Maximum
12%	20%	30%
Parameters
1. Company measures will be 75% EPS and 25% ROAE.
2. After the award is calculated according to the above schedule, the Board has the authority to adjust the award plus or minus 10% based on the participant’s individual performance for the year.
3. Both Financial Measures must meet threshold to initiate an award in the plan.
4. Will interpolate awards between threshold, target, and optimum.
5. Will pay for performance above optimum at a scale of one-half the increase between target and optimum.
6. Pay is defined as total base pay for the applicable plan year.

Juniata Valley Financial Corp
Executive Annual Incentive Plan
Exhibit B — Bank Performance Factors and Award Schedule
Plan Year 2011
Category 2

	Bank Goal — EPS and ROAE (same as Category 1)
	Threshold	Target	Maximum
Award as a % of pay	4.0%	10.0%	15.0%

	Individual Award
	Not Meet	Meets Minimal	Meets	Exceeds Some	Exceeds Most
Award as a % of pay	0%	2-2.5%	4-6%	6-7%	8-10%
Notes:
1.	Bank must achieve minimum of $1.09 EPS and 9.15% ROAE to generate any payment.

2.	Bank performance between EPS and ROAE points is interpolated for awards.

3.	Moderate flexibility in total award.

4.	Employee must be at least at “meets minimal” level to earn individual award portion and annual performance evaluation must be at least satisfactory for payment of an award under plan.

5.	Individual award rating determined by assessing performance of established objectives.

6.	Pay is defined as total base pay for applicable plan year.

Juniata Valley Financial Corp
Executive Annual Incentive Plan
Exhibit B — Bank Performance Factors and Award Schedule
Plan Year 2011
Category 3

	Bank Goal — EPS and ROAE (same as Category 1)
	Threshold	Target	Maximum
Award as a % of pay	3.0%	7.5%	12.5%

	Individual Award
	Not Meet	Meets Minimal	Meets	Exceeds Some	Exceeds Most
Award as a % of pay	0%	2-2.5%	4-6%	6-7%	8-10%
Notes:
1.	Bank must achieve minimum of $1.09 EPS and 9.15% ROAE to generate any payment.

2.	Bank performance between EPS and ROAE points is interpolated for awards.

3.	Moderate flexibility in total award.

4.	Employee must be at least at “meets minimal” level to earn individual award portion and annual performance evaluation must be at least satisfactory for payment of an award under plan.

5.	Individual award rating determined by assessing performance of established objectives.

6.	Pay is defined as total base pay for applicable plan year.

Individual Performance Ratings Guidelines
Not Meet — Participant did not sufficiently meet his/her goals for the year. Was late in achieving, did not meet expectations in quality of objective, goal was met but because achieved substantially by another individual not under participant’s direction. Participant in this category typically is on or nearing probation — may not remain in current level for any substantial time period
Meets Minus — Meets Minimal — Participant has achieved most or all of goals but accomplishments fell short in timing, quality, or by some other measure. May be that 3 of 5 goals were met well but other 2 were substandard. Participant typically has areas of improvement, needs coaching, should be able to improve to the point of having fully acceptable performance.
Meets All — Participant has achieved all goals established. Met goals timely, with expected quality, utilizing appropriate resources. Is good, solid performance. Assuming goals were established with sufficient stretch, implies that area performance met budgeted and strategic objectives.
Exceeds Some — Participant has met all and exceeded some goals. May have exceeded time deadlines, quality levels, volumes, or other metrics in objectives. Is very strong performer and performance translates into customer and shareholder value.
Exceeds Most or All — Highest level of performance. Exceeds most or all goals for the year. Exceeds volume, quality, timing and/or other objective metric. Top performer. Highest award level and has delivered high value to customer and shareholder.

Goals and Objectives Guidelines
1)	Must be measurable — timing, quality, volume, resources utilized

2)	Must be in writing, stated with all expectations and measures

3)	Should be minimum of three and maximum of five per year

4)	Goals which carry over calendar year should have interim measure points

5)	Goals and objectives should add/retain value for Bank, customers, and shareholders

6)	Goals and objectives need to be attainable but with “stretch”

7)	Goals and objectives need to have “mutual buy-in” between CEO and participant

8)	Goals among participants should not be contradictory or mutually exclusive — should enhance/promote teamwork

9)	Goals should develop participants to grow and to be challenged